UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 28, 2004

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

     On December 28, 2004, we received an advance of $1.5 million from the The 1818 Fund III, L.P. pursuant a $15 million Standby Credit Facility Agreement dated August 24, 2004 between us and The 1818 Fund. The 1818 Fund III, L.P. is one of a family of funds managed by Brown Brothers Harriman & Co. We were previously advanced $5 million pursuant to the credit facility. Loans under the credit facility are represented by a Senior Unsecured Promissory Note bearing interest at 9.95% annually. The note matures March 31, 2006, but under certain circumstances may be extended by the company until August, 2006. A copy of Standby Credit Facility Agreement is attached as Exhibit 10.1 to our Form 8-K filed August 26, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 3, 2005.

Z-TEL TECHNOLOGIES, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Acting Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.